                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               QUINTUS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                       77-0021612

            (State of                                    (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

       47212 Mission Falls Court
             Fremont, CA                                      94539

(Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the registration of a class of   If this form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange     of securities pursuant to Section 12(g) of the
Act and is effective pursuant to General  Instruction    Exchange  Act and is effective pursuant to General
A.(c), please check the following box. / /               Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
                                                                      333-86919
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered

           Not Applicable                                 Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        Incorporated herein by reference to the Description of Capital Stock section of Registrant's Registration Statement on Form S-1 (File No. 333-86919).

Item 2. Exhibits.

        Exhibit
        Number      Description
        3.1*        Certificate of Incorporation of Registrant, as amended to date.

        3.2*        Form of Registrant's Restated Certificate of Incorporation to be
                    filed upon the closing of Registrant's acquisition of Acuity Corp.

        3.3*        Form of Registrant's Restated Certificate of Incorporation to be
                    filed upon the closing of Registrant's initial public offering.

        3.4*        Amended and Restated Bylaws of Registrant.

        3.5*        Form of Amended and Restated Bylaws to be filed upon the closing of
                    Registrant's initial public offering.

        4.2*        Specimen common stock certificate.

        4.3*        Form of Registrant's Amended and Restated Investors Rights Agreement
                    to be adopted upon the closing of Registrant's acquisition of Acuity Corp.


* Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-1.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                               QUINTUS CORPORATION


Date:  November 8, 1999                By: /s/ Alan K. Anderson
                                           ----------------------
                                           Alan K. Anderson
                                           Chief Executive Officer


                                       3